Exhibit 1.01
Ford Motor Company
Conflict Minerals Report
For The Year Ended December 31, 2017
Ford Motor Company is a global company based in Dearborn, Michigan. With about 202,000 employees worldwide, the Company designs, manufactures, markets, and services a full line of Ford cars, trucks, sport utility vehicles, electrified vehicles, and Lincoln luxury vehicles. The principal products we sell are automobiles and automotive components and service parts.

1. Overview

Since 2014, public companies in the United States have been required to conduct due diligence to determine the origin of conflict minerals in their products and to report annually with the Securities and Exchange Commission. The disclosure rules are aimed at ending violent conflict in the Democratic Republic of the Congo and adjoining countries. By shining light on where minerals are sourced from, the hope is that funds which otherwise might flow to armed groups that benefit from mineral trade in the region will be redirected to conflict-free sources both in the DRC region and outside the region.

The rules consider tin, tungsten, tantalum, and gold to be “conflict minerals” regardless of where they are sourced from. We use the term “3TG” when discussing these minerals.

3TG is used in many auto parts and components, from engine assemblies to radio components. We work tirelessly to ensure that the 3TG we use in our vehicles is responsibly sourced. At the same time, we encourage responsible sourcing from the DRC region because responsible sourcing is important to the development of a conflict-free DRC region.

To help us achieve our goals and to comply with the relevant disclosure rules, the suppliers that provide us with components containing 3TG are expected to conduct due diligence to understand the origins of 3TG in their components, source 3TG responsibly, and not knowingly provide us with parts that contain 3TG that contribute to conflict. One of the best ways to provide transparency for the sources of 3TG is to disclose which 3TG smelters and refiners are reported by the supply chain. Smelters and refiners typically source minerals that they process into usable metals. For products supplied to us, our suppliers are encouraged to use smelters and refiners that have been validated as conformant to a 3rd party responsible mineral sourcing validation program.

The following report provides details on our efforts in 2017. Annex I to our report contains a list of validated smelters and refiners -- regardless of where they are located and regardless of where they sourced 3TG from -- who were included in the reports submitted by our suppliers.

In this report, “Ford,” the “Company,” “we,” “our,” “us” or similar references mean Ford Motor Company, our consolidated subsidiaries, and our consolidated variable interest entities of which we are the primary beneficiary.

2. Reasonable Country of Origin Inquiry (“RCOI”)

We have instituted conflict minerals reporting requirements as part of our suppliers’ contractual obligations through our Supplier Social Responsibility and Anti-Corruption Requirements Web-Guide, and we have encouraged our suppliers to extend the same obligations to their suppliers. Since are layers removed from the smelters and refiners in our supply chain, we rely on our direct suppliers to provide us with information concerning the origin of the 3TG contained in the automotive components and parts they supply to us. In most cases, our direct suppliers are unable to confirm 3TG country of origin information. Our direct suppliers often survey their suppliers who in turn are expected to continue the cascade of reporting requirements until all 3TG content and smelter or refiner information is identified. As a result of this process, information provided by our in-scope suppliers may in some cases be incomplete and in other cases be over inclusive.

For reporting purposes, we required our affected direct suppliers to complete the conflict minerals reporting template (“CMRT”) designed by the Electronics Industry Citizens Coalition and Global e-Sustainability Initiative. Suppliers were given the option to submit their completed CMRT via email or by uploading it to a specific website.

To determine our in-scope suppliers, we performed a risk-based assessment of all suppliers of components or parts to our assembly plants based on expected spend and 3TG content as reported through the International Material Data System (“IMDS”). In aggregate, our in-scope suppliers represent over 80% of our direct expenditures for components or parts. Through our analysis, we can confirm that over 50,000 parts in our automobiles contain some level of 3TG content. 3TG materials are found in parts from all of our major commodity groups including interior, exterior, electrical, and powertrain components. Of our in-scope parts, 99% contain tin, 11% contain tungsten, 17% contain tantalum, and 46% contain gold with many parts containing more than one of the 3TG materials. All of our automobiles include components containing 3TG.

For 2017, we received responses from 100% of the in-scope suppliers surveyed. We continue to work with our suppliers to improve the quality and completeness of their reports, and we provide feedback to suppliers if their reports are incomplete or inconsistent with information previously reported through IMDS.

3. Design of Due Diligence

Our due diligence measures have been designed to conform, in all material respects, with the framework in the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, 2016 (“OECD Guidance”) and the related supplements for 3TG.

4. Due Diligence Measures Performed

4.1 Management Systems

Our conflict management system includes the following action:

•	Established an Executive Steering Team for conflict minerals compliance led by our Vice President, Global Vehicle Purchasing. The team includes the following members:

•	Group Vice President, Government and Community Relations

•	Group Vice President and General Counsel

•	Group Vice President, Sustainability, Environment and Safety Engineering

•	Vice President, Communications

•	Vice President, Vehicle Component and System Engineering

•	Vice President, Strategy

•
Established a cross-functional working level team to manage conflict minerals compliance. The working level team met biweekly and held biannual meetings with the Executive Steering Team to review our conflict minerals compliance status, strategy, continuous improvement objectives, performance to metrics, and legislative updates

•	Developed training modules to ensure our suppliers understand our reporting and due diligence requirements and to assist them in their continuous improvement efforts to increase reporting transparency

•	Instituted supplier report cards measuring conflict mineral reporting compliance

•	Integrated supplier conflict minerals performance into sourcing decisions through the use of supplier report cards and business unit review with key suppliers

•	Established and communicated our conflict minerals sourcing policy on our public website available by clicking here or http://corporate.ford.com

•	Our conflict minerals policy is:

To the extent tin, tungsten, tantalum, and gold are contained in our products, it is Ford’s goal to use DRC conflict free minerals while continuing to support responsible in-region mineral sourcing from the Democratic Republic of the Congo and adjoining countries. As defined in Rule 13p-1 of the Securities Exchange Act of 1934 (the “Rule”), “DRC conflict free” means that a product does not contain conflict minerals necessary to the functionality or production of that product that directly or indirectly finance or benefit armed groups in the Democratic Republic of the Congo or an adjoining country.

Our suppliers are expected to conduct due diligence to understand the source of the conflict minerals used in Ford products, source responsibly, and not knowingly provide products containing minerals that contribute to conflict as described in the Rule. Suppliers are required to comply with Ford’s annual conflict minerals reporting requirements as published in our Social Responsibility and Anti-Corruption Requirements Web-Guide and are encouraged to source responsibly and use smelters and refiners that have been validated as conformant to a 3rd party responsible mineral sourcing validation program.

•
Instituted performance metrics to track the number of supplier responses received as well as the quality of the responses. The metrics are tracked and reported using our Business Plan Review process. The metrics are reported monthly to the Purchasing Vice President responsible for supply chain sustainability and are integrated into our human rights program

•	Instituted conflict minerals reporting requirements as part of our suppliers’ contractual obligations through our Supplier Social Responsibility and Anti-Corruption Requirements Web-Guide

•	Developed and cascaded training materials to relevant employees outlining our supplier reporting requirements, reporting process, and time line

•
Maintained the use of our publicly available compliance mobile app, The Right Way, that provides a convenient grievance mechanism for employees, suppliers, or other stakeholders to report concerns related to our conflict minerals program - or any human rights issue - from anywhere in the world. The app contains our policies and commitments to human rights. It is available twenty-four hours a day, seven days a week and is available in seven languages. Training is given to employees to make them aware of the app

4.2 Identify and Assess Risk in the Supply Chain

We reviewed in-scope supplier CMRTs for:

•	Completion of all required reporting elements

•	Consistency between the expected 3TG metals reported as being intentionally added to the supplier’s products and the metals reported in IMDS

•	Presence of a smelter list that includes expected metals based on IMDS reporting

We compared our smelter list to the CMRT Smelter Reference List, and for those smelters that appear on both lists, we were able to determine their audit status using information published on the Responsible Minerals Initiative (“RMI”) (formerly Conflict Free Sourcing Initiative (“CFSI”)) website.

We developed a database to aid in the analysis of supplier report data and to create tailored corrective actions to aid suppliers in improving the quality of their reports. We have dedicated resources and a cross-functional team managing our conflict mineral compliance and responsible sourcing efforts.

4.3 Design and Implement a Strategy to Respond to Identified Risk

We have instituted the following process to respond to identified risks in the supply base:

•	Established an escalation process to notify the Executive Vice President, Global Purchasing of risks when identified

•	Established a procedure for risk mitigation including monitoring, tracking, and reporting progress to the Executive Vice President, Global Purchasing

As part of our risk mitigation process, entities that are reported by our suppliers but that have not been validated as a smelter or refiner are reported to RMI for validation and assessment.

We directly contact smelters and refiners to request their participation in the RMI Responsible Minerals Assurance Process (“RMAP”). The RMAP uses an independent 3rd party audit of smelter/refiner management systems and sourcing practices to validate conformance with RMAP protocols and current global standards. The audit employs a risk-based approach to validate smelters’ company level management processes for responsible mineral procurement.
We are an active member of the Public Private Alliance for Responsible Minerals Trade (“PPA”) and our membership fees as well as our active participation help to develop traceability solutions for responsibly sourced minerals from the Covered Countries.

4.4 Carry Out Independent 3rd Party Audit of Smelter/Refiner’s Due Diligence Practices

Due to our position in the supply chain, we rely on the RMI program to determine if smelters and refiners reported by our suppliers are conformant with audit standards. The audit standards have been developed by RMI to assess if companies have management systems in place to support responsible sourcing practices. We are an active member of various RMI workgroups, and we contribute to the development of RMI tools and processes used to support our program. We use the RMI audit status and RCOI information as key inputs to help us manage risk in our supply chain. In addition, we actively review and assess other information such as publicly available incident reports, NGO reports, and government published information to help us assess risk in the supply base.

4.5 Report Annually on Supply Chain Due Diligence

This is our fifth Conflict Minerals Report and we plan to report annually. Our conflict minerals policy is available by clicking here and both our policy and our report are available on our website at http://corporate.ford.com.

5. Facilities Used to Process the Conflict Minerals in Products, if Known

We have surveyed our in-scope suppliers in an effort to identify the facilities used to process the 3TG contained in our products. The majority of our in-scope suppliers have provided a company-level completed CMRT that does not identify the smelters or refiners used for a particular part, component, or business customer. In cases where suppliers provided a part-level report, the identification of the smelters and refiners that support our specific products could not be determined due to lower tier suppliers reporting on a company basis. Therefore, we are unable to identify with certainty the specific facilities used to process the 3TG in our products. However, 315 RMI eligible 3TG smelters and refiners have been reported by our in-scope suppliers. 79% of the 315 smelters and refiners have deemed conformant to the RMI audit protocol by a 3rd party audit. These 315 smelters and refiners may have been used to process the 3TG in our products and are identified in Annex I below. Of the 315 smelters and refiners, 39 have been identified through the RMI audit data as having sourced 3TG from the Democratic Republic of the Congo or its adjoining countries (the “Covered Countries”). All 39 of the smelters or refiners that have been identified as sourcing from the Covered Countries were deemed conformant to the RMAP standard as of December 31, 2017.

6. Country of Origin of the Conflict Minerals in Products, if Known

Through our leadership efforts as well as our due diligence actions, we have increased the transparency within our supply chain. However, due to our position in the supply chain, we are unable to identify with certainty the specific facilities used by our suppliers to process the 3TG in our products or whether the 3TG in our products are from recycled or scrap sources. Based on the information provided by our suppliers as well as from the RMI, we believe that the countries of origin of the 3TG contained in our products may include the Covered Countries listed in Annex II.

7. Efforts to Determine the Mine or Location of Origin with the Greatest Possible Specificity

In an effort to determine the mine or location of origin with the greatest possible specificity, we have taken the following actions:

•	Conducted RCOI to determine which suppliers manufacture products containing 3TG and surveyed those suppliers using a risk-based approach that focused on in-scope suppliers

•	Analyzed completed CMRTs from our suppliers for consistency with the 3TG content reported by suppliers in IMDS

•	Analyzed completed CMRTs from our suppliers for completeness, consistency, and for identification of smelters and refiners sourcing conflict minerals from the Covered Countries

•
Compared reports from our suppliers with the expected responses and when the information was incomplete or inconsistent with our conflict minerals policy or data expectations, we directly contacted our suppliers to obtain additional or clarifying information

•	Assessed the information provided by our suppliers with the RMI members only smelter database to obtain country of origin information

8. Steps We Have Taken or Will Take, if Any, to Mitigate the Risk that Conflict Minerals in Our Products Benefit Armed Groups, Including Any Steps to Improve Our Due Diligence

Ford’s policy is to source responsibly. We recognize, however, that strict avoidance of a given mineral or mineral origin could have unintended consequences, including the loss of livelihood for a local population. Ford supports responsible sourcing from the Covered Countries.

We review suppliers’ conflict minerals policies for alignment with our expectations. When suppliers’ policies indicate a ban on materials from the Covered Countries, we contact them to inform them of our expectation and the potential negative consequences of banning material from the Covered Countries.

Our goal is to improve the transparency of mineral sourcing within our supply chain while improving the capacity of DRC conflict free smelters. Specifically, we set goals to: (i) obtain a 100% response rate from in-scope suppliers, and (ii) increase the number of suppliers that provide a smelter list. We have taken the following actions in support of these goals:

•	We made conflict minerals reporting a contractual requirement for our suppliers and we encourage our suppliers to use audited DRC conflict free smelters and refiners

•	We are an active member of RMI (member ID FORD) and participate in cross-industry smelter outreach efforts to identify true smelters and to encourage smelter participation in the RMAP

•	We served on the RMI Steering Committee to provide downstream automotive perspective and guidance

•	We served on the OECD Multi-Stakeholder Group as a representative of the automotive industry

•	We attended the OECD conference on the Responsible Sourcing of Minerals and Ford served as a panelist on Gender Issues and Women’s Rights in the Mining Industry

•	We conduct on-site 3rd party audits to assess suppliers’ performance to sustainability expectation including human rights, health and safety, and environmental

•
We issued over 500 supplier Self-Assessment Questionnaires (SAQs) to aid us in assessing risk in our supply chain. Responses to the SAQs served as one of several inputs into our risk assessment used to determine candidates for on-site audits

•
We directly contacted 51 smelters and encouraged them to participate in the RMI audit program. In addition, we participated in AIAG’s outreach efforts to encourage smelter participation in RMI’s audit program

•	We achieved a supplier conflict minerals reporting response rate of 100% for the third year in a row. We continue to work with our suppliers to improve the quality and completeness of their reports

•
Since 2013, we have served on the Governance Committee of the Public Private Alliance for Responsible Mineral Trade (PPA), a multi-sector and multi-stakeholder initiative to support supply chain solutions to conflict minerals challenges in the Democratic Republic of the Congo and the Great Lakes Region of Central Africa. Over the past 5 years, our membership fees as well as our active participation have contributed to the following PPA grants aimed at improving conditions for miners and building capacity of conflict free minerals supply from the Covered Countries:

Provided financial support to IMPACT (formerly Partnership Africa Canada) to initiate due diligence systems in the Great Lakes Region of Central Africa

Provided funding to Save Act Mine to develop and distribute a graphic manual to educate miners, traders, and other upstream actors on the importance of due diligence

Provided a grant to IPIS to develop a model for gold trade monitoring in Mambasa

Provided funding, recruitment, and placement support to establish the International Conference of the Great Lakes Region (“ICGLR”) ombuds function for the ICGLR Regional Certification System

Supported in-region alignment meetings along with ICGLR member states, civil society, and other supply chain actors to identify and resolve tough challenges related to conflict free minerals trade

Annex I

Smelter Identification	Company Name	Metal	Smelter Location	Sourcing Validation*
CID000004	A.L.M.T. TUNGSTEN Corp.	Tungsten	JAPAN	Conformant
CID000015	Advanced Chemical Company	Gold	UNITED STATES OF AMERICA	Conformant
CID000019	Aida Chemical Industries Co., Ltd.	Gold	JAPAN	Conformant
CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	Gold	GERMANY	Conformant
CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	Gold	UZBEKISTAN	Conformant
CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	Gold	BRAZIL	Conformant
CID000077	Argor-Heraeus S.A.	Gold	SWITZERLAND	Conformant
CID000082	Asahi Pretec Corp.	Gold	JAPAN	Conformant
CID000090	Asaka Riken Co., Ltd.	Gold	JAPAN	Conformant
CID000092	Asaka Riken Co., Ltd.	Tantalum	JAPAN	Conformant
CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Gold	TURKEY
CID000105	Kennametal Huntsville	Tungsten	UNITED STATES OF AMERICA	Conformant
CID000113	Aurubis AG	Gold	GERMANY	Conformant
CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	PHILIPPINES	Conformant
CID000157	Boliden AB	Gold	SWEDEN	Conformant
CID000176	C. Hafner GmbH + Co. KG	Gold	GERMANY	Conformant
CID000180	Caridad	Gold	MEXICO
CID000185	CCR Refinery - Glencore Canada Corporation	Gold	CANADA	Conformant
CID000189	Cendres + Metaux S.A.	Gold	SWITZERLAND
CID000197	Yunnan Copper Industry Co., Ltd.	Gold	CHINA
CID000211	Changsha South Tantalum Niobium Co., Ltd.	Tantalum	CHINA	Conformant
CID000218	Guangdong Xianglu Tungsten Co., Ltd.	Tungsten	CHINA	Conformant
CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Tin	CHINA	Conformant
CID000233	Chimet S.p.A.	Gold	ITALY	Conformant
CID000244	Jiangxi Ketai Advanced Material Co., Ltd.	Tin	CHINA	Conformant
CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten	CHINA	Conformant
CID000264	Chugai Mining	Gold	JAPAN
CID000278	CNMC (Guangxi) PGMA Co., Ltd.	Tin	CHINA
CID000291	Guangdong Rising Rare Metals-EO Materials Ltd.	Tantalum	CHINA	Conformant
CID000292	Alpha	Tin	UNITED STATES OF AMERICA	Conformant
CID000306	CV Gita Pesona	Tin	INDONESIA	Conformant
CID000309	PT Aries Kencana Sejahtera	Tin	INDONESIA	Conformant
CID000313	CV Serumpun Sebalai	Tin	INDONESIA	Conformant
CID000315	CV United Smelting	Tin	INDONESIA	Conformant

CID000328	Daejin Indus Co., Ltd.	Gold	KOREA, REPUBLIC OF	Conformant
CID000343	Daye Non-Ferrous Metals Mining Ltd.	Gold	CHINA
CID000359	DSC (Do Sung Corporation)	Gold	KOREA, REPUBLIC OF	Conformant
CID000362	DODUCO Contacts and Refining GmbH	Gold	GERMANY	Conformant
CID000401	Dowa	Gold	JAPAN	Conformant
CID000402	Dowa	Tin	JAPAN	Conformant
CID000410	Duoluoshan	Tantalum	CHINA
CID000425	Eco-System Recycling Co., Ltd.	Gold	JAPAN	Conformant
CID000438	EM Vinto	Tin	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
CID000448	Estanho de Rondonia S.A.	Tin	BRAZIL
CID000456	Exotech Inc.	Tantalum	UNITED STATES OF AMERICA	Conformant
CID000460	F&X Electro-Materials Ltd.	Tantalum	CHINA	Conformant
CID000468	Fenix Metals	Tin	POLAND	Conformant
CID000493	OJSC Novosibirsk Refinery	Gold	RUSSIAN FEDERATION	Conformant
CID000499	Fujian Jinxin Tungsten Co., Ltd.	Tungsten	CHINA	Conformant
CID000522	Refinery of Seemine Gold Co., Ltd.	Gold	CHINA
CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin	CHINA	Conformant
CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	Tin	CHINA
CID000568	Global Tungsten & Powders Corp.	Tungsten	UNITED STATES OF AMERICA	Conformant
CID000616	Guangdong Zhiyuan New Material Co., Ltd.	Tantalum	CHINA	Conformant
CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Gold	CHINA
CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	Gold	CHINA
CID000689	HeeSung Metal Ltd.	Gold	KOREA, REPUBLIC OF	Conformant
CID000694	Heimerle + Meule GmbH	Gold	GERMANY	Conformant
CID000707	Heraeus Metals Hong Kong Ltd.	Gold	CHINA	Conformant
CID000711	Heraeus Precious Metals GmbH & Co. KG	Gold	GERMANY	Conformant
CID000760	Huichang Jinshunda Tin Co., Ltd.	Tin	CHINA	Conformant
CID000766	Hunan Chenzhou Mining Co., Ltd.	Tungsten	CHINA	Conformant
CID000767	Hunan Chenzhou Mining Co., Ltd.	Gold	CHINA
CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	Tungsten	CHINA	Conformant
CID000778	HwaSeong CJ CO., LTD.	Gold	KOREA, REPUBLIC OF
CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Gold	CHINA	Conformant
CID000807	Ishifuku Metal Industry Co., Ltd.	Gold	JAPAN	Conformant

CID000814	Istanbul Gold Refinery	Gold	TURKEY	Conformant
CID000823	Japan Mint	Gold	JAPAN	Conformant
CID000825	Japan New Metals Co., Ltd.	Tungsten	JAPAN	Conformant
CID000855	Jiangxi Copper Co., Ltd.	Gold	CHINA	Conformant
CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	Tungsten	CHINA	Conformant
CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum	CHINA	Conformant
CID000917	Jiujiang Nonferrous Metals Smelting Company Limited	Tantalum	CHINA	Conformant
CID000920	Asahi Refining USA Inc.	Gold	UNITED STATES OF AMERICA	Conformant
CID000924	Asahi Refining Canada Ltd.	Gold	CANADA	Conformant
CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Gold	RUSSIAN FEDERATION	Conformant
CID000929	JSC Uralelectromed	Gold	RUSSIAN FEDERATION	Conformant
CID000937	JX Nippon Mining & Metals Co., Ltd.	Gold	JAPAN	Conformant
CID000942	Gejiu Kai Meng Industry and Trade LLC	Tin	CHINA	Conformant
CID000956	Kazakhmys Smelting LLC	Gold	KAZAKHSTAN
CID000957	Kazzinc	Gold	KAZAKHSTAN	Conformant
CID000966	Kennametal Fallon	Tungsten	UNITED STATES OF AMERICA	Conformant
CID000969	Kennecott Utah Copper LLC	Gold	UNITED STATES OF AMERICA	Conformant
CID000973	King-Tan Tantalum Industry Ltd.	Tantalum	CHINA	Conformant
CID000981	Kojima Chemicals Co., Ltd.	Gold	JAPAN	Conformant
CID001029	Kyrgyzaltyn JSC	Gold	KYRGYZSTAN	Conformant
CID001032	L’azurde Company For Jewelry	Gold	SAUDI ARABIA
CID001056	Lingbao Gold Co., Ltd.	Gold	CHINA
CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Gold	CHINA
CID001070	China Tin Group Co., Ltd.	Tin	CHINA	Conformant
CID001076	LSM Brasil S.A.	Tantalum	BRAZIL	Conformant
CID001078	LS-NIKKO Copper Inc.	Gold	KOREA, REPUBLIC OF	Conformant
CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Gold	CHINA
CID001105	Malaysia Smelting Corporation (MSC)	Tin	MALAYSIA	Conformant
CID001113	Materion	Gold	UNITED STATES OF AMERICA	Conformant
CID001119	Matsuda Sangyo Co., Ltd.	Gold	JAPAN	Conformant
CID001142	Metallic Resources, Inc.	Tin	UNITED STATES OF AMERICA	Conformant
CID001147	Metalor Technologies (Suzhou) Ltd.	Gold	CHINA	Conformant
CID001149	Metalor Technologies (Hong Kong) Ltd.	Gold	CHINA	Conformant
CID001152	Metalor Technologies (Singapore) Pte., Ltd.	Gold	SINGAPORE	Conformant
CID001153	Metalor Technologies S.A.	Gold	SWITZERLAND	Conformant

CID001157	Metalor USA Refining Corporation	Gold	UNITED STATES OF AMERICA	Conformant
CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	Gold	MEXICO	Conformant
CID001163	Metallurgical Products India Pvt., Ltd.	Tantalum	INDIA	Conformant
CID001173	Mineracao Taboca S.A.	Tin	BRAZIL	Conformant
CID001175	Mineracao Taboca S.A.	Tantalum	BRAZIL	Conformant
CID001182	Minsur	Tin	PERU	Conformant
CID001188	Mitsubishi Materials Corporation	Gold	JAPAN	Conformant
CID001191	Mitsubishi Materials Corporation	Tin	JAPAN	Conformant
CID001192	Mitsui Mining and Smelting Co., Ltd.	Tantalum	JAPAN	Conformant
CID001193	Mitsui Mining and Smelting Co., Ltd.	Gold	JAPAN	Conformant
CID001200	NPM Silmet AS	Tantalum	ESTONIA	Conformant
CID001204	Moscow Special Alloys Processing Plant	Gold	RUSSIAN FEDERATION	Conformant
CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	Gold	TURKEY	Conformant
CID001231	Nankang Nanshan Tin Manufactory Co., Ltd.	Tin	CHINA
CID001236	Navoi Mining and Metallurgical Combinat	Gold	UZBEKISTAN
CID001259	Nihon Material Co., Ltd.	Gold	JAPAN	Conformant
CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	CHINA	Conformant
CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	Tin	THAILAND	Conformant
CID001322	Elemetal Refining, LLC	Gold	UNITED STATES OF AMERICA
CID001325	Ohura Precious Metal Industry Co., Ltd.	Gold	JAPAN	Conformant
CID001326	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Gold	RUSSIAN FEDERATION	Conformant
CID001337	Operaciones Metalurgical S.A.	Tin	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
CID001352	PAMP S.A.	Gold	SWITZERLAND	Conformant
CID001362	Penglai Penggang Gold Industry Co., Ltd.	Gold	CHINA
CID001386	Prioksky Plant of Non-Ferrous Metals	Gold	RUSSIAN FEDERATION	Conformant
CID001397	PT Aneka Tambang (Persero) Tbk	Gold	INDONESIA	Conformant
CID001399	PT Artha Cipta Langgeng	Tin	INDONESIA	Conformant
CID001402	PT Babel Inti Perkasa	Tin	INDONESIA	Conformant
CID001419	PT Bangka Tin Industry	Tin	INDONESIA	Conformant
CID001421	PT Belitung Industri Sejahtera	Tin	INDONESIA	Conformant
CID001428	PT Bukit Timah	Tin	INDONESIA	Conformant
CID001434	PT DS Jaya Abadi	Tin	INDONESIA	Conformant
CID001438	PT Eunindo Usaha Mandiri	Tin	INDONESIA	Conformant
CID001448	PT Karimun Mining	Tin	INDONESIA	Conformant
CID001453	PT Mitra Stania Prima	Tin	INDONESIA	Conformant

CID001457	PT Panca Mega Persada	Tin	INDONESIA	Conformant
CID001458	PT Prima Timah Utama	Tin	INDONESIA	Conformant
CID001460	PT Refined Bangka Tin	Tin	INDONESIA	Conformant
CID001463	PT Sariwiguna Binasentosa	Tin	INDONESIA	Conformant
CID001468	PT Stanindo Inti Perkasa	Tin	INDONESIA	Conformant
CID001471	PT Sumber Jaya Indah	Tin	INDONESIA	Conformant
CID001477	PT Timah (Persero) Tbk Kundur	Tin	INDONESIA	Conformant
CID001482	PT Timah (Persero) Tbk Mentok	Tin	INDONESIA	Conformant
CID001490	PT Tinindo Inter Nusa	Tin	INDONESIA	Conformant
CID001493	PT Tommy Utama	Tin	INDONESIA	Conformant
CID001498	PX Precinox S.A.	Gold	SWITZERLAND	Conformant
CID001508	QuantumClean	Tantalum	UNITED STATES OF AMERICA	Conformant
CID001512	Rand Refinery (Pty) Ltd.	Gold	SOUTH AFRICA	Conformant
CID001522	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	Tantalum	CHINA	Conformant
CID001534	Royal Canadian Mint	Gold	CANADA	Conformant
CID001539	Rui Da Hung	Tin	TAIWAN, PROVINCE OF CHINA	Conformant
CID001546	Sabin Metal Corp.	Gold	UNITED STATES OF AMERICA
CID001555	Samduck Precious Metals	Gold	KOREA, REPUBLIC OF	Conformant
CID001562	Samwon Metals Corp.	Gold	KOREA, REPUBLIC OF
CID001573	Schone Edelmetaal B.V.	Gold	NETHERLANDS	Conformant
CID001585	SEMPSA Joyeria Plateria S.A.	Gold	SPAIN	Conformant
CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Gold	CHINA
CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold	CHINA	Conformant
CID001736	Sichuan Tianze Precious Metals Co., Ltd.	Gold	CHINA	Conformant
CID001754	So Accurate Group, Inc.	Gold	UNITED STATES OF AMERICA
CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	Gold	RUSSIAN FEDERATION	Conformant
CID001758	Soft Metais Ltda.	Tin	BRAZIL	Conformant
CID001761	Solar Applied Materials Technology Corp.	Gold	TAIWAN, PROVINCE OF CHINA	Conformant
CID001769	Solikamsk Magnesium Works OAO	Tantalum	RUSSIAN FEDERATION	Conformant
CID001798	Sumitomo Metal Mining Co., Ltd.	Gold	JAPAN	Conformant
CID001869	Taki Chemical Co., Ltd.	Tantalum	JAPAN	Conformant
CID001875	Tanaka Kikinzoku Kogyo K.K.	Gold	JAPAN	Conformant
CID001889	Tejing (Vietnam) Tungsten Co., Ltd.	Tungsten	VIETNAM	Conformant

CID001891	Telex Metals	Tantalum	UNITED STATES OF AMERICA	Conformant
CID001898	Thaisarco	Tin	THAILAND	Conformant
CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Tin	CHINA	Conformant
CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	Gold	CHINA
CID001916	The Refinery of Shandong Gold Mining Co., Ltd.	Gold	CHINA	Conformant
CID001938	Tokuriki Honten Co., Ltd.	Gold	JAPAN	Conformant
CID001947	Tongling Nonferrous Metals Group Co., Ltd.	Gold	CHINA
CID001955	Torecom	Gold	KOREA, REPUBLIC OF	Conformant
CID001969	Ulba Metallurgical Plant JSC	Tantalum	KAZAKHSTAN	Conformant
CID001977	Umicore Brasil Ltda.	Gold	BRAZIL	Conformant
CID001980	Umicore S.A. Business Unit Precious Metals Refining	Gold	BELGIUM	Conformant
CID001993	United Precious Metal Refining, Inc.	Gold	UNITED STATES OF AMERICA	Conformant
CID002003	Valcambi S.A.	Gold	SWITZERLAND	Conformant
CID002011	Vietnam Youngsun Tungsten Industry Co., Ltd.	Tungsten	VIETNAM	Conformant
CID002030	Western Australian Mint (T/a The Perth Mint)	Gold	AUSTRALIA	Conformant
CID002036	White Solder Metalurgia e Mineracao Ltda.	Tin	BRAZIL	Conformant
CID002044	Wolfram Bergbau und Hutten AG	Tungsten	AUSTRIA	Conformant
CID002082	Xiamen Tungsten Co., Ltd.	Tungsten	CHINA	Conformant
CID002095	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Tungsten	CHINA	Conformant
CID002100	Yamakin Co., Ltd.	Gold	JAPAN	Conformant
CID002129	Yokohama Metal Co., Ltd.	Gold	JAPAN	Conformant
CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Tin	CHINA	Conformant
CID002180	Yunnan Tin Company Limited	Tin	CHINA	Conformant
CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	CHINA	Conformant
CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	Gold	CHINA	Conformant
CID002282	Morris and Watson	Gold	NEW ZEALAND
CID002290	SAFINA A.S.	Gold	CZECH REPUBLIC
CID002307	Yichun Jin Yang Rare Metal Co., Ltd.	Tantalum	CHINA	Conformant
CID002312	Guangdong Jinding Gold Limited	Gold	CHINA
CID002313	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	Tungsten	CHINA
CID002314	Umicore Precious Metals Thailand	Gold	THAILAND	Conformant
CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten	CHINA	Conformant
CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten	CHINA	Conformant

CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten	CHINA	Conformant
CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten	CHINA	Conformant
CID002319	Malipo Haiyu Tungsten Co., Ltd.	Tungsten	CHINA	Conformant
CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	Tungsten	CHINA	Conformant
CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten	CHINA	Conformant
CID002455	CV Venus Inti Perkasa	Tin	INDONESIA	Conformant
CID002459	Geib Refining Corporation	Gold	UNITED STATES OF AMERICA	Conformant
CID002468	Magnu’s Minerais Metais e Ligas Ltda.	Tin	BRAZIL	Conformant
CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum	CHINA	Conformant
CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten	CHINA	Conformant
CID002500	Melt Metais e Ligas S.A.	Tin	BRAZIL	Conformant
CID002502	Asia Tungsten Products Vietnam Ltd.	Tungsten	VIETNAM	Conformant
CID002503	PT ATD Makmur Mandiri Jaya	Tin	INDONESIA	Conformant
CID002504	D Block Metals, LLC	Tantalum	UNITED STATES OF AMERICA	Conformant
CID002505	FIR Metals & Resource Ltd.	Tantalum	CHINA	Conformant
CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum	CHINA	Conformant
CID002508	XinXing HaoRong Electronic Material Co., Ltd.	Tantalum	CHINA	Conformant
CID002509	MMTC-PAMP India Pvt., Ltd.	Gold	INDIA	Conformant
CID002510	Republic Metals Corporation	Gold	UNITED STATES OF AMERICA	Conformant
CID002511	KGHM Polska Miedz Spolka Akcyjna	Gold	POLAND
CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum	CHINA	Conformant
CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	Tungsten	CHINA	Conformant
CID002515	Fidelity Printers and Refiners Ltd.	Gold	ZIMBABWE
CID002516	Singway Technology Co., Ltd.	Gold	TAIWAN, PROVINCE OF CHINA	Conformant
CID002517	O.M. Manufacturing Philippines, Inc.	Tin	PHILIPPINES	Conformant
CID002530	PT Inti Stania Prima	Tin	INDONESIA	Conformant
CID002535	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Tungsten	CHINA	Conformant
CID002536	Ganzhou Yatai Tungsten Co., Ltd.	Tungsten	CHINA
CID002539	KEMET Blue Metals	Tantalum	MEXICO	Conformant
CID002541	H.C. Starck Tungsten GmbH	Tungsten	GERMANY	Conformant
CID002542	H.C. Starck Smelting GmbH & Co. KG	Tungsten	GERMANY	Conformant
CID002543	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Tungsten	VIETNAM	Conformant
CID002544	H.C. Starck Co., Ltd.	Tantalum	THAILAND	Conformant
CID002545	H.C. Starck Tantalum and Niobium GmbH	Tantalum	GERMANY	Conformant
CID002547	H.C. Starck Hermsdorf GmbH	Tantalum	GERMANY	Conformant

CID002548	H.C. Starck Inc.	Tantalum	UNITED STATES OF AMERICA	Conformant
CID002549	H.C. Starck Ltd.	Tantalum	JAPAN	Conformant
CID002550	H.C. Starck Smelting GmbH & Co. KG	Tantalum	GERMANY	Conformant
CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten	CHINA	Conformant
CID002557	Global Advanced Metals Boyertown	Tantalum	UNITED STATES OF AMERICA	Conformant
CID002558	Global Advanced Metals Aizu	Tantalum	JAPAN	Conformant
CID002560	Al Etihad Gold LLC	Gold	UNITED ARAB EMIRATES	Conformant
CID002561	Emirates Gold DMCC	Gold	UNITED ARAB EMIRATES	Conformant
CID002563	Kaloti Precious Metals	Gold	UNITED ARAB EMIRATES
CID002567	Sudan Gold Refinery	Gold	SUDAN
CID002568	KEMET Blue Powder	Tantalum	UNITED STATES OF AMERICA	Conformant
CID002570	CV Ayi Jaya	Tin	INDONESIA	Conformant
CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Tin	VIETNAM
CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Tin	VIETNAM
CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tin	VIETNAM
CID002579	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Tungsten	CHINA	Conformant
CID002580	T.C.A S.p.A	Gold	ITALY	Conformant
CID002582	Remondis Argentia B.V.	Gold	NETHERLANDS
CID002587	Tony Goetz NV	Gold	BELGIUM
CID002589	Niagara Refining LLC	Tungsten	UNITED STATES OF AMERICA	Conformant
CID002592	CV Dua Sekawan	Tin	INDONESIA	Conformant
CID002593	CV Tiga Sekawan	Tin	INDONESIA	Conformant
CID002605	Korea Zinc Co., Ltd.	Gold	KOREA, REPUBLIC OF	Conformant
CID002606	Marsam Metals	Gold	BRAZIL	Conformant
CID002615	TOO Tau-Ken-Altyn	Gold	KAZAKHSTAN
CID002645	Ganzhou Haichuang Tungsten Co., Ltd.	Tungsten	CHINA
CID002647	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	Tungsten	CHINA
CID002649	Hydrometallurg, JSC	Tungsten	RUSSIAN FEDERATION	Conformant
CID002703	An Vinh Joint Stock Mineral Processing Company	Tin	VIETNAM
CID002706	Resind Industria e Comercio Ltda.	Tin	BRAZIL	Conformant
CID002707	Resind Industria e Comercio Ltda.	Tantalum	BRAZIL	Conformant
CID002708	Abington Reldan Metals, LLC	Gold	UNITED STATES OF AMERICA

CID002724	Unecha Refractory metals plant	Tungsten	RUSSIAN FEDERATION	Conformant
CID002756	Super Ligas	Tin	BRAZIL
CID002757	PT O.M. Indonesia	Tin	INDONESIA	Conformant
CID002761	SAAMP	Gold	FRANCE	Conformant
CID002762	L’Orfebre S.A.	Gold	ANDORRA
CID002765	Italpreziosi	Gold	ITALY	Conformant
CID002773	Metallo Belgium N.V.	Tin	BELGIUM	Conformant
CID002774	Metallo Spain S.L.U.	Tin	SPAIN	Conformant
CID002776	PT Bangka Prima Tin	Tin	INDONESIA	Conformant
CID002777	SAXONIA Edelmetalle GmbH	Gold	GERMANY	Conformant
CID002778	WIELAND Edelmetalle GmbH	Gold	GERMANY	Conformant
CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Gold	AUSTRIA	Conformant
CID002815	South-East Nonferrous Metal Company Limited of Hengyang City	Tungsten	CHINA	Conformant
CID002816	PT Sukses Inti Makmur	Tin	INDONESIA	Conformant
CID002827	Philippine Chuangxin Industrial Co., Inc.	Tungsten	PHILIPPINES	Conformant
CID002829	PT Kijang Jaya Mandiri	Tin	INDONESIA	Conformant
CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Tungsten	CHINA	Conformant
CID002833	ACL Metais Eireli	Tungsten	BRAZIL	Conformant
CID002835	PT Menara Cipta Mulia	Tin	INDONESIA	Conformant
CID002842	Jiangxi Tuohong New Raw Material	Tantalum	CHINA	Conformant
CID002843	Woltech Korea Co., Ltd.	Tungsten	KOREA, REPUBLIC OF	Conformant
CID002844	HuiChang Hill Tin Industry Co., Ltd.	Tin	CHINA
CID002845	Moliren Ltd.	Tungsten	RUSSIAN FEDERATION	Conformant
CID002847	Power Resources Ltd.	Tantalum	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	Conformant
CID002848	Gejiu Fengming Metallurgy Chemical Plant	Tin	CHINA	Conformant
CID002849	Guanyang Guida Nonferrous Metal Smelting Plant	Tin	CHINA	Conformant
CID002850	AU Traders and Refiners	Gold	SOUTH AFRICA	Conformant
CID002852	GCC Gujrat Gold Centre Pvt. Ltd.	Gold	INDIA
CID002853	Sai Refinery	Gold	INDIA
CID002854	Universal Precious Metals Refining Zambia	Gold	ZAMBIA
CID002857	Modeltech Sdn Bhd	Gold	MALAYSIA
CID002858	Modeltech Sdn Bhd	Tin	MALAYSIA
CID002859	Gejiu Jinye Mineral Company	Tin	CHINA	Conformant
CID002863	Bangalore Refinery	Gold	INDIA
CID002865	Kyshtym Copper-Electrolytic Plant ZAO	Gold	RUSSIAN FEDERATION
CID002866	Morris and Watson Gold Coast	Gold	AUSTRALIA

CID002867	Degussa Sonne / Mond Goldhandel GmbH	Gold	GERMANY
CID002870	PT Lautan Harmonis Sejahtera	Tin	INDONESIA	Conformant
CID002872	Pease & Curren	Gold	UNITED STATES OF AMERICA
CID002918	SungEel HiMetal Co., Ltd.	Gold	KOREA, REPUBLIC OF	Conformant
CID002919	Planta Recuperadora de Metales SpA	Gold	CHILE
CID002973	Safimet S.p.A	Gold	ITALY
CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Tin	CHINA	Conformant
CID003153	State Research Institute Center for Physical Sciences and Technology	Gold	LITHUANIA
CID003182	Hunan Litian Tungsten Industry Co., Ltd.	Tungsten	CHINA

* “Conformant” indicates conformant to a 3rd Party Responsible Mineral Sourcing Validation Program based on information provided to RMI member companies as of December 31, 2017.

Annex II

Country of Origin	Metals
DRC	Tin	Tantalum	Tungsten
Rwanda	Tin	Tantalum	Tungsten
Burundi	Tin	Tantalum	Tungsten
Uganda	Tin